UNITED SATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



(X) CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)    January 13, 1997
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                   AMERICAN TELECASTING, INC.
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       (Exact Name of Registrant as Specified in Charter)


     Delaware                       0-23008                   54-1486988
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(State or Other Jurisdiction    (IRS Employer         (Commission File Number)
 of Incorporation)               Identification No.)


5575 Tech Center Drive, Colorado Springs CO                       80919
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code    (719) 260-5533
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  (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events


     On January 13, 1997, American Telecasting, Inc. issued the following press release:

                AMERICAN TELECASTING, INC. ANNOUNCES EXPIRATION
               OF LETTER OF INTENT WITH CS WIRELESS SYSTEMS, INC.

Colorado Springs, Colorado, January 13, 1997 - American Telecasting, Inc. (NASDAQ: ATEL) announced today that its letter of intent with CS Wireless Systems, Inc. to exchange certain wireless cable assets had expired. Under the terms of the letter of intent, American Telecasting was to have exchanged the wireless cable markets of Louisville, Kentucky; Little Rock, Arkansas; Oklahoma City, Oklahoma; Wichita, Kansas to CS Wireless for the wireless cable markets of Minneapolis, Minnesota; Bakersfield, California and Stockton/Modesto, California, plus approximately $5.5 million in cash.
Robert D. Hostetler, ATI's President and Chief Executive Officer, stated, "Although this letter of intent has expired, we will continue to seek transactions that rationalize our MDS assets."

                                   # # # # #

American Telecasting, Inc. operates wireless cable television systems throughout the United States, serving approximately 178,100 subscribers in 38 markets. Wireless cable television systems use microwave frequencies licensed by the FCC to provide multiple channel subscription television programming. Along with its commitment to deliver high levels of customer service, American Telecasting, Inc. offers value programming packages by pricing its products lower than its franchise cable and direct broadcast satellite competitors, creating improved value for its customers.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              AMERICAN TELECASTING, INC.


                              By:  /s/ DAVID K. SENTMAN
                                  --------------------------------
                                  David K. Sentman
                                  Sr. Vice President and
                                  Chief Financial Officer


Date:   January 15, 1997